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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 1, 2004
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     1-8606                    23-2259884
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)            Identification No.)


   1095 Avenue of the Americas,
   New York, New York                                           10036

(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212)395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

In connection with an ongoing internal review of Verizon Communications Inc.'s long distance customer base, Verizon has determined that, as a result of an internal system database issue, the number of long distance lines has been overstated by approximately 1.5 million lines. As of March 31, 2004, Verizon would have reported approximately 16 million long distance lines had this adjustment been made at that time. This overstatement had no effect on revenue. Accordingly, there will be no impact of this long distance line adjustment on Verizon's financial results, balance sheets or statements of cash flows.

Verizon will continue its system analysis and will remove these lines from the long distance line count that will be reported in connection with Verizon's second quarter 2004 earnings release.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Verizon Communications Inc.
                                     -----------------------------------------
                                                 (Registrant)

 Date:       July 1, 2004              /s/ David H. Benson
          --------------------       ------------------------------------------
                                           David H. Benson
                                           Senior Vice President and Controller